Exhibit 107
Calculation of Filing Fee Tables
Form 424B2
(Form Type)
Blackstone Private Credit Fund
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward
Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	7.300% Notes due 2028	Rule 457(o)	$150,000,000		$157,887,000	0.00015310	$24,172.50

Fees Previously Paid	—	—	—	—		—		—

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$ 157,887,000		$ 24,172.50

	Total Fees Previously Paid							$ 0.00

	Total Fee Offsets							$ 24,172.50 (3)

	Net Fee Due							$ 0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Blackstone Private Credit Fund	N-2/A	333-264426	January 14, 2025		$24,172.50 (3)	Debt	Debt Securities	(3)	$750,000,000

Fee Offset Sources	Blackstone Private Credit Fund	N-2/A	333-264426		January 14, 2025						$114,825.00 (3)

(1)	Estimated solely for purposes of calculating the registration fee per Rule 457(o).
(2)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)
Certain of the debt securities to be offered under this registration statement on Form
N-2ASR
and accompanying prospectus represent unsold debt securities previously registered on the registration statement on Form
N-2
(File
No.
333-264426
)
(the “Prior Registration Statement”) filed with the Securities and Exchange Commission on January 14, 2025, which went effective on January 21, 2025. As of the date hereof, the maximum aggregate offering amount of the unsold securities registered pursuant to the Prior Registration Statement (the “Unsold Securities”) is $750,000,000.00. In connection with the registration of the Unsold Securities, the registrant paid a registration fee of $114,825.00, which will be applied to the unsold debt securities that will be offered pursuant to this prospectus and future prospectus supplement(s). The registrant has terminated any offering that included the unsold debt securities under the Prior Registration Statement.